UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  May 31, 1997


CORPORATE VISION, INC.

(Exact name of registrant as specified in its charter)

OKLAHOMA
(State or other jurisdiction of incorporation)

0-18824
(Commission file number)

73-1380820
(IRS Employer Identification Number)


8908 SOUTH YALE AVENUE, SUITE 360  TULSA, OK  74137
(Address of principal executive offices)

(918) 488-0301
(Registrant's telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)


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PART I

Item 2.  Acquisition or Disposition of Assets

On May 31, 1997, the Registrant completed the purchase of 100% of the common stock of T.L.Phipps & Company, a privately-held Oklahoma corporation, in exchange for $25,000 in cash and 750,000 shares of restricted common stock of the Registrant. The transaction was accounted for by the Registrant as a purchase.

T.L. Phipps & Company, a full-service video and post-production company whose assists consist primarily of video production equipment and a building, will continue operate as a wholly-owned subsidiary of the Registrant. All of the common stock of T.L. Phipps and Company was owned by Terry and Nancy Phipps, who had no material relationship with the Registrant.

At the time of filing of this Form 8-K, it was impracticable to provide the required audited financial statements of the acquired business. The Registrant intends to file such audited financial statements as soon as practicable, but no later than 60 days after the date of this Report.

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
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


CORPORATE VISION, INC.
(Registrant)

May 31, 1997
(Date)

/s/ RHONDA R. VINCENT
-------------------------------------
Rhonda R. Vincent, Secretary/Treasurer


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